Exhibit 10.15

[Reference Translation]

Framework Agreement

between

Kunming Television Station

and

Advertising Networks Limited

February 2008

[Reference Translation]

Table of Contents

Schedules

A.	List of Assets

B.	List of Party A’s Key Staff

C.	List of Governmental Authorizations

Framework Agreement

[Reference Translation]

This Framework Agreement (Agreement) is entered into on 23 February 2008 in Kunming, People’s Republic of China (PRC)

by and between

(1)	Kunming Television Station (Party A), a PRC television station with its registered address at No. 198, Danxia Road, Kunming City, Yunnan Province; and

(2)
Advertising Networks Limited (广告网络有限公司)(Party B), a company established under the laws of Hong Kong (as defined below) with its registered address at 12/F, Ruttonjee House, 11 Duddell ST, Central, Hong Kong.

(individually a Party, and collectively, the Parties)

WHEREAS

(1)	Party B has established an Affiliate(as defined below),i.e., Beijing Guangwang Hetong Advertising & Media Co., Ltd in Beijing, PRC;

(2)
Party A will establish a new company (New Co) jointly with Party B through the contribution of Contributed Assets (as defined below), in cooperation with Party B in respect of the Business (as defined below);

(3)
Party A is engaged in the provision of the Business and has obtained the licenses necessary to operate the Business in the PRC, and is willing to transfer the advertisement operations to the New Co for consideration; and

(4)
Party B will establish an advertising company (Advertising Co) jointly with Party A via Beijing Guangwang Hetong Advertising & Media Co., Ltd, which shall cooperate with the New Co in respect of advertisement operations in the Business.

NOW, THEREFORE, the Parties agree as follows:

Chapter 1 Definitions and Interpretations

1.1	Definitions

Unless otherwise indicated, the following terms in this Agreement shall have the meanings set forth below:

Affiliate
in relation to an entity, means an entity:

(1)  in which the entity holds, directly or indirectly, at least 10% of the equity interest or voting rights;

(2)  which is a Subsidiary of the entity’s Parent Company;

(3)  which owns or controls, directly or indirectly, the entity;

(4) which owns or controls, directly or indirectly, any equity interest or voting rights of the Parent Company of the entity; or

(5) which is a Subsidiary of the Parent Company of the entity described in (4) above.

Framework Agreement

[Reference Translation]

Appraisal	the appraisal on the Contributed Assets and Transferred Assets conducted by a qualified appraisal agent;

Assets	the aforesaid Contributed Assets and Transferred Assets, collectively;

Business	the advertisement operations of Party A;

Closing	the date of fulfillment of all the conditions precedent as listed in Article 8.1 (unless waived in accordance with Article 8.2.3), unless extended in accordance with Article 8.2.2;

Contributed Assets	any assets as listed in Part 1 of Schedule A;

Exclusive Cooperation Agreement	see Article 4.1.1;

Force Majeure
any earthquake, storm, fire, flood, war and changes to the relevant state and/or government laws, regulations and policies or other significant event of natural or human-caused disaster arising after signing hereof which is unavoidable, not possible to overcome, beyond the control of any party and prevents the total or partial performance of this Agreement by either party;

Governmental Authorizations	as defined in Article 6.2.3;

Framework Agreement

[Reference Translation]

Hong Kong	the Hong Kong Special Administrative Region of PRC;

Parent Company	in relation to an entity, means an entity of which a company is a Subsidiary (as defined below);

PRC Law
all laws and legislation of the PRC that are in effect, including laws, regulations, resolutions, decisions, decrees and orders of government agencies and other documents of a legislative, administrative or judicial nature;

Purchase Price	as defined in Article 5.3;

RMB	Renminbi, the lawful currency of the PRC;

Subsidiary	in relation to a corporate entity, means an entity in which another company holds, directly or indirectly, 50% or more of the entity’s total equity interest or voting rights;

Tax
all forms of taxation, including without limitation enterprise income tax, business tax, value-added tax, stamp duty and individual income tax levied by the PRC tax authorities pursuant to PRC Law, as well as any penalty, surcharge or fine in connection therewith;

Transferred Assets	any assets as listed in Part 2 of Schedule A;

Transferred Staff	the staff of Party A relating to the operation of the Business and retained for employment by the Advertising Co, as listed in Schedule B;

Trade Secret
any information relating to this Agreement or the parties, including any information regarding costs, technologies, financial contracts, future business plans and any other information deemed by the parties to be confidential, and which is unknown by the public, has practical value and is of economic benefit to the parties;

Transaction Documents	all documents that require signing under PRC Law in order to complete the transactions contemplated under this Agreement; and

US$	United States Dollar, the lawful currency of the United States of America.

Framework Agreement

[Reference Translation]

1.2           Interpretations

All headings used herein are for reference purposes only and do not affect the meaning or interpretation of any provision hereof. Any reference herein to an Article, Chapter or Schedule is to an article, chapter or schedule of this Agreement.  The use of the plural shall include the use of the singular, and vice versa. Unless otherwise indicated, a reference herein to a day, month or year is to a calendar day, month or year. A reference to a business day is to a day on which commercial banks are open for business in the PRC.  The use of the masculine shall include the use of the feminine, and vice versa.

Chapter 2 New Co Establishment

2.1           Contributed Assets Appraisal

2.1.1
Party A shall, at its sole expense, hire a qualified appraisal agent to conduct the Appraisal of the Contributed Assets.  The value of the Contributed Assets is anticipate to be RMB 150 million, which shall be the value so appraised as confirmed by Party B and shall be deemed to be the value of the Contributed Assets from Party A.

2.1.2	Party A covenants that such Appraisal shall be completed no later than 1 March 2008.

2.2	Establishment of New Co

2.2.1
As soon as practicable after the completion of the Appraisal and the obtaining of approval certificates by the New Co, Party A shall contribute 40% of the Contributed Assets along with Party B’s cash investment in US$, valued at RMB 60 million, as the initial contribution in order to jointly establish the New Co in Kunming City, PRC. The subsequent contributions from the Parties shall be completed within 6 months after the date of obtaining the business license.

2.2.2
The registered capital of the New Co is anticipated to be RMB 300 million, subject to the final confirmation by the Parties. The percentage of the contribution by Party A and Party B shall be 50%, respectively, and each Party shall hold 50% of the equity interest in New Co.

Framework Agreement

[Reference Translation]

2.2.3	The contribution of the Contributed Assets to the New Co’s registered capital shall be made in accordance with the appraised value of the Contributed Assets as stated in the Appraisal report.

2.2.4	The New Co’s business scope shall include consulting services for advertisement operations, technical support and related services.

2.2.5	The operating term of the New Co shall be 20 years.

2.3           Governmental Approvals

Party A shall assist the New Co to obtain any and all prior approvals, consents and (or) certificates, and shall make any and all filings necessary for the establishment of the New Co under PRC Law.  Party B shall provide all necessary assistance in this regard.

2.4           Corporate Governance

2.4.1	The New Co shall establish a board of directors, which shall consist of 5 directors. Party A shall appoint 2 directors and Party B shall appoint 3 directors.

2.4.2	The Chairman of the New Co’s board of directors shall be appointed by Party A. The general manager and the finance officer shall be appointed by Party B.

2.5	Profit Consolidation

To the extent permitted by the applicable law, Party A agrees that Party B and (or) its Affiliates may consolidate the profits of New Co in the financial statements for purposes of financial statements.  For this purpose, it is permissible, with Party A’s consent, to amend the documents relating to the New Co (including the articles of association) if and when necessary; provided that such consolidation or amendment shall not impair the interests of Party A.

Chapter 3 Advertising Co Establishment

3.1	Establishment of Advertising Co

3.1.1	Party A shall, along with Beijing Guangwang Hetong Advertising & Media Co., Ltd as designated by Party B, jointly establish an Advertising Co in Kunming City, PRC.

Framework Agreement

[Reference Translation]

3.1.2
The registered capital of Advertising Co shall be RMB 1,000,000 and the percentage of the contribution paid by Party A and the Beijing Guangwang Hetong Advertising & Media Co., Ltd shall be 50%, respectively.  Each of Party A and the Affiliated Co shall hold 50% of the equity interest in the Advertising Co, respectively.

3.1.3	The business scope of the Advertising Co shall include the design, production, publishing and agency services in regards to advertisements and so on.

3.2	Governmental Approvals

Party A shall assist the Advertising Co in obtaining any and all prior approvals, consents and (or) certificates, and shall make any and all filings necessary for the establishment of the Advertising Co under PRC Law. Party B shall provide all necessary assistance in this regard.

3.3	Retention / Dismissal of Employees

3.3.1
Prior to Closing, Party A shall provide Party B with written notice as to which of Transferred Staff shall be retained by the Advertising Co. The said Transferred Staff retained by the Advertising Co shall include the key staff members listed in Schedule B.

3.3.2
Prior to Closing, Party A shall make its best efforts to encourage the Transferred Staff to enter into standard employment contracts with the Advertising Co that are satisfactory to the Parties or cause the Transferred Staff to sign secondment contracts containing the non-competition and confidentiality commitments that are required under PRC law and which are satisfactory to the Parties in order to establish secondment arrangements for the Transferred Staff to work in the Advertising Co.

3.3.3	The Advertising Co and the Transferred Staff shall establish employment relationships in accordance with the Applicable Laws.

3.3.4
Where the staff of the Advertising Co are originally employed by Party A, Party A shall bear sole responsibility for the existing employment relationship with such staff prior to the establishment of new employment relationship with the Advertising Co.

3.4           Corporate Governance

Framework Agreement

[Reference Translation]

3.4.1
The Advertising Co shall establish a board of directors at incorporated date, which shall consist of 5 directors. The Beijing Guangwang Hetong Advertising & Media Co., Ltd shall appoint 3 directors and Party A shall appoint 2 directors.

3.4.2
The Chairman of the Advertising Co’s board of directors shall be appointed by Party A. The general manager and the finance officer shall be appointed by Beijing Guangwang Hetong Advertising & Media Co., Ltd.

Chapter 4 Inter-Company Relationship

4.1	Exclusive Cooperation Agreement

4.1.1	Execution

As soon as practicable after the establishment of the New Co, at the same time as executing an assets transfer agreement with the New Co, Party A shall execute an exclusive cooperation agreement (Exclusive Cooperation Agreement) with the New Co, which shall be satisfactory in both substance and form to the Parties. The Exclusive Cooperation Agreement shall be effective during the term of the existence of New Co.

4.1.2	Granting

To the extent permitted by PRC law, the New Co shall only be permitted to grant its rights and obligations under the Exclusive Cooperation Agreement to the Advertising Co to exercise.

4.1.3.	Cooperation Scope

Under the Exclusive Cooperation Agreement:

4.1.3.1
In accordance with the Exclusive Cooperation Agreement, Party A shall authorize to the New Co the exclusive rights for advertisement operations on 6 channels of Kunming Television Station, i.e., General Channel, Life Channel, Entertainment Channel, Economic Channel, Film & TV Channel and Public Channel (collectively, the Channels). If Party A set up new channels in the future, Party A shall also authorize to the New Co the exclusive rights for advertisement operations of the same.

Framework Agreement

[Reference Translation]

4.1.3.2
Party A shall provide full support and most  favorable treatment to the New Co with respect to the Business.  In addition, Party A shall exclusively share their respective resources relating to the Business with the New Co.

4.1.4	Exclusivity

4.1.4.1
Party A shall not, either directly or indirectly (through agents or otherwise), send to any third party, or encourage or solicit any third party to send, or accept from any third party a proposal, or engage in any discussions or negotiations with, or furnish any information to any third party, regarding the transactions or services under the Exclusive Cooperation Agreement.

4.1.4.2
If Party A receive any proposal or other communication from a third party in respect of a proposed cooperation that is similar to or related to any of the transactions or services set forth under the Exclusive Cooperation Agreement, Party A shall promptly communicate to Party B the substance of such proposal or communication.  Party A shall cause its shareholders (except for the state or a government agency) to observe the terms of this Article 4.1.4.2.

4.2	Exclusive Service Agreement

4.2.1	Execution

As soon as practicable after the establishment of the Advertising Co, Party A and Party B shall cause the New Co and the Advertising Co to execute an exclusive service agreement (Exclusive Service Agreement), which shall be satisfactory in both substance and form to the Parties. The Exclusive Service Agreement shall be effective during the term of the existence of the Advertising Co.

4.2.2.	Service Scope

Under the Exclusive Service Agreement:

4.2.2.1
The Advertising Co shall retain the New Co as its exclusive technical services company. The New Co shall provide the Advertising Co with all technical support, management support, management service and any other services in exchange for service fees. These arrangements shall provide the channels to transfer to the New Co the revenue arising from the advertising business operated by the Advertising Co.

Framework Agreement

[Reference Translation]

4.2.2.2
The New Co shall exclusively authorize the Advertising Co to provide advertisement agency services in respect of the above-referenced exclusive right of advertisement marketing on the Channel, as set forth in the Exclusive Cooperation Agreement.  The Advertising Co shall be responsible for the solicitation of advertisements for the Channel, and shall enter into the contracts related to the production and publishing of these advertisements with the clients in its own name. The New Co shall pay service fees to the Advertising Co.

4.2.3	Exclusivity

4.2.3.1
Both Parties should ensure that the Advertising Co appoint New Co as its exclusive provider of technical services. During the term of Exclusive Service Agreement, the Advertising Co shall not engage any third party to provide any services similar to exclusive technical services arising from the Exclusive Service Agreement without the prior written consent of the Parties or the New Co.

4.2.3.2
Both Parties should ensure that the New Co appoint the Advertising Co as its exclusive provider of advertisement agent services. During the term of Exclusive Service Agreement, the New Co shall not engage any third party to provide any services similar to exclusive advertisement agent services arising from the Exclusive Service Agreement without the prior written consent of the Parties or the Advertising Co .

4.3	Revenue Transfer

All the pre-Tax revenues (less the relevant turnover tax) of the Advertising Co generated during the term of the Exclusive Service Agreement and relating to advertisement marketing and other operations shall be paid by the Advertising Co to the New Co as technical service fees under the Exclusive Service Agreement.

Framework Agreement

[Reference Translation]

Chapter 5 Assets Purchase

5.1           Transferred Assets Appraisal

5.1.1
As soon as practicable after the establishment of the New Co, Party A shall, at its sole expense, hire a qualified appraisal agent to conduct the Appraisal of the Transferred Assets.  The appraisal value of the Transferred Assets is anticipated to be valued at approximately RMB 150 million.

5.1.2	Party A covenants that such Appraisal shall be completed no later than 1 March 2008.

5.2           Assets Transfer

5.2.1
As soon as practicable after the completion of the Appraisal, Party A and the New Co shall execute an asset transfer agreement, which shall be satisfactory in both substance and form to the Parties, whereby Party A shall sell to the New Co, and the New Co shall purchase from Party A the Transferred Assets (Asset Transfer).

5.2.2
The completion of the Asset Transfer and the payment of consideration by the New Co as set forth in Article 5.3 shall be  subject to the fulfillment of certain pre-conditions as set forth in Article 8.1.

5.2.3
Party A shall assist the New Co to obtain any and all prior approvals, consents and (or) certificates, and shall make any and all filings necessary for the Asset Transfer under PRC Law, including without limitation the filings with related state-owned assets administration bureau, bureau of commerce, administration of industry and commerce and administration of foreign exchange.

5.3           Consideration and Payment

As consideration for the Asset Transfer, the New Co shall disburse to Party A the amount of RMB 150 million (Purchase Price), as follows:

5.3.1	40% of the Purchase Price shall be paid within 3 days upon Closing; and

5.3.2
60% of the Purchase Price shall be paid within 6 months after Closing, subject to the satisfactory completion of Party A’s covenants under Articles 7.3, 7.4 and 7.5, and certain conditions to be further agreed to by the Parties.

Framework Agreement

[Reference Translation]

5.4           Continuous Transfer of Assets

Upon the second anniversary of the establishment of the New Co, Party A shall continuously  transfer other assets to the New Co and the New Co shall continuously purchase such assets from Party A; provided that such purchase shall be necessary for the operation of the Parties and subject to an assets purchase agreement executed by the Parties separately.

Chapter 6 Representations and Warranties

6.1           Mutual Representations and Warranties

Each of the Parties represents and warrants that:

6.1.1	it has all necessary power and authority to execute, deliver and perform this Agreement and all Transaction Documents to which it is a party to;

6.1.2	the execution and performance of this Agreement and any Transaction Documents to which it is a party to have been duly and validly authorized by any and all necessary corporate actions; and

6.1.3
the execution, delivery and performance of this Agreement or any Transaction Documents to which it is a party to will not contravene, conflict with, or result in a violation of any provision of its organizational documents or any contract, agreement, understanding, other legal arrangement, law or order to which it is subject to.

6.2	Representations and Warranties of Party A

Party A further represents and warrants to Party B that:

6.2.1	the Assets are free of any encumbrances;

6.2.2
there is no lawsuit, third party claim, order or investigation pending against itself relating to the Assets or Business by any third party, court, or governmental or arbitral body, which may impair the cooperation between the Parties;

6.2.3
all consents or approvals (Governmental Authorizations), (which includes the items listed in Schedule C) required under PRC Law for the due and proper operation of the Business, have been duly obtained from the appropriate authorities for its lawful establishment, existence and operation and are in full force and effect.

Framework Agreement

[Reference Translation]

6.3	Representations and Warranties of Party B

Party B further represents and warrants to Party A that:

6.3.1	its capital source is lawful and Party A will not suffer any loss because of the capital source.

6.4	Independent Effect of Representations and Warranties

The representations and warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any of the other representations and warranties or anything in this Agreement.

Chapter 7 Covenants

7.1	Assets / New Co / Advertising Co. Covenants

At any time prior to Closing, Party A covenants that it shall not, without the prior written consent of Party B:

7.1.1
create or permit to arise any lien, encumbrance, pledge, mortgage or any security or other third party right or interest on or in respect of any of the Assets or grant or issue, or agree to grant or issue, any guarantee;

7.1.2	enter into any transaction or arrangement with respect to the Assets;

7.1.3
it will not enter into any agreements or materially modify or terminate any agreements related to the Business; and depart from the ordinary course of Party A or the New Co’s daily business operations in any form;

7.1.4
increase or agree to increase the remuneration (including bonuses, commissions and benefits in kind) of any of the members of the board of directors or employees of the New Co / Advertising Co., or provide or agree to provide any gratuitous payment or benefit to any such person or any of their dependents; and

7.1.5	enter into any agreement or arrangement to, or grant any power of attorney or otherwise authorize any other person to do any of the above.

Framework Agreement

[Reference Translation]

7.2	Transactions Covenants

In respect of the transactions contemplated under this Agreement, the Parties shall jointly work to obtain all necessary consents, approvals or authorizations of, or make all necessary declarations, filings or registrations with, any governmental authority in connection with the execution, delivery and performance of this Agreement and any Transaction Documents to which it is a party to. The New Co and the Advertising Co shall each be responsible for such costs incurred after their establishment.

7.3	Governmental Authorizations Covenants

7.3.1
Party A shall, at its sole expense, ensure that the annual inspection and (or) renewal of Governmental Authorizations (where applicable) are duly and timely made and all Governmental Authorizations are in full force and effect throughout the term under the Exclusive Cooperation Agreement and Exclusive Service Agreement as described herein and any terms extended by the parties thereunder.

7.3.2
To the extent permitted by PRC Law, Party A shall immediately, and using its best efforts, cause the New Co / Advertising Co to obtain the Governmental Authorizations required for the operation of the Business.

7.4	Business Covenants

The Parties agree to use best commercial efforts to continue the operation of the Business until the Parties agree otherwise.

7.5	Non-Competition

After Closing, Party A shall not, and shall cause its shareholders (except for the state or a government agency) to not, without first obtaining the written approval of Party B, invest in or manage any business that competes directly or indirectly with the Business, nor shall it employ, recruit or attempt to recruit any of the Transferred Staff, except for the Transferred Staff who have signed employment contracts with Party A and have been seconded at Closing to the Advertising Co to work.

7.6	Indemnification

Each Party hereby unconditionally and irrevocably agrees to perpetually indemnify the other Party and its Affiliates and Subsidiaries, and hold them harmless from and against, any and all losses, claims, damages, expenses (including legal expenses) and liabilities which any of Party A and its Affiliates and Subsidiaries may sustain, suffer or incur in connection with the Transactions contemplated under this Agreement and as a result of any breach of this Agreement or the Transaction Documents.

Framework Agreement

[Reference Translation]

7.7	Notification

7.7.1
Party A shall promptly notify Party B upon becoming aware of any event that may show, reveal or cause any of the representations or warranties of Party A hereunder to have been or be incorrect, untrue, misleading or breached in any material respect.

7.7.2
Party B shall promptly notify Party A upon becoming aware of any event that may show, reveal or cause any representations or warranties given by Party B hereunder as or to be incorrect, untrue, misleading or breached in any material respect.

Chapter 8 Conditions Precedent

8.1           Conditions Precedent

The Closing is subject to the satisfaction of all of the following conditions precedent:

8.1.1	the execution and delivery of the Transaction Documents by all the parties thereto;

8.1.2	the representations and warranties of Party A remaining true and accurate and being fully adhered to in all material respects at the time of Closing;

8.1.3	the due performance of Party A’s covenants under Articles 7.1 and 7.2;

8.1.4	employment contracts or secondment contracts having been entered into between the Transferred Staff and the New Co in such form and substance as to be acceptable to the Parties.

8.1.5	the due performance of Party A’s covenants under Articles 2.2, 3.1, 4.1 and 4.2.

8.2           Satisfaction and Waiver of Conditions Precedent

Framework Agreement

[Reference Translation]

8.2.1
Within 3 working days after the satisfaction of the conditions precedent described in Article 8.1, Party B shall notify Party A upon the satisfaction of all conditions precedent described in Article 8.1.  Within 3 business days after the said notification, Party A shall confirm the same in writing to Party B.  The Closing shall then be arranged within 3 working days after receipt of Party A’s confirmation.

8.2.2
In the event that the conditions precedent set forth in Article 8.1 are not fulfilled (or waived as provided in Article 8.2.3) before a date agreed by the Parties, or such later date as the parties may subsequently agree, this Agreement (except Chapter 13, Articles 14.3 and 14.4) shall become null and void and be of no further effect whatsoever and all the obligations and liabilities of the parties hereunder shall cease and terminate (save for any antecedent breaches of this Agreement).

8.2.3	One or more of the conditions precedent listed in Article 8.1 may be waived by Party B at its sole discretion by sending a notice in writing to Party A and New Co.

Chapter 9 Closing

9.1           Closing

Subject to the conditions precedent having been fulfilled (or waived as provided in Article 8.2.3), Closing shall be held at Kunming Television Station.

At Closing, to the extent not previously executed and delivered, the Parties shall cause each party thereto to execute and deliver the Transaction Documents.

9.2           Payment of  Purchase Price

New Co. shall pay the Purchase Price after Closing in accordance with Article 5.3.

Chapter 10 Effectiveness and Termination

10.1	Effective Date

This Agreement shall be effective upon the date of its signing by the Parties.

Framework Agreement

[Reference Translation]

10.2	Termination

10.2.1
This Agreement shall terminate with immediate effect if the parties cannot complete the negotiation and execution of the agreements necessary for the transactions contemplated under this Agreement above within 90 days after the execution hereof unless such period is extended by the parties.

10.2.2	This Agreement may be terminated with immediate effect by any party by means of written notice to all of the other parties under any of the following circumstances:

10.2.2.1
where Closing has not occurred on or before the date agreed by the Parties, provided, however, that the right to terminate this Agreement shall not be available to any party whose failure in any material respect to fulfill any obligation under this Agreement shall have been the cause of the failure for any condition precedent to Closing to be satisfied;

10.2.2.2	where the other party has committed a breach of this Agreement, as described in Article 11.1;

10.2.2.3
where the other party becomes insolvent, if an order is made or resolution passed for the administration, winding-up or dissolution of any party (otherwise than for the purposes of a solvent corporate reconstruction), if an administrative or other receiver, manager, liquidator, administrator, trustee or similar officer is appointed over all or a substantial part of the assets of such other party, or if such other party enters into or proposes any composition or arrangement with its creditors generally analogous to the foregoing; or

10.2.2.4	where Force Majeure prevails for a period of 30 days or more and has a material adverse effect on this Agreement.

10.3	Consequence Upon Termination

Framework Agreement

[Reference Translation]

Upon termination hereof, this Agreement shall be null and void  and no Party shall have any right against any of the other Parties in connection with this Agreement; provided, however, that nothing herein shall relieve any party of any liability incurred before the termination of this Agreement.

Chapter 11 Events of Breach

11.1	Events of Breach

The occurrence of any 1 or more of the following events shall constitute a breach of this Agreement:

11.1.1
either party has materially breached the terms hereof or has failed to perform in any material respect its obligations hereunder, and such breach or nonperformance has not been remedied for a period of 10 days after receipt of the other party’s written notice requesting such remedy; and

11.1.2	any representation or warranty made by either party shall prove to have been or become false or misleading in any material respect.

11.2	Liabilities for Breach

11.2.1
Where either Party commits a breach of this Agreement, it shall be liable to compensate the other Party for any and all damages caused to it as a result of the breach, excluding indirect or consequential damages.

11.2.2
Where either Party commits a breach of this Agreement and fails to rectify such breach within 60 days after the other Party serves a  notice of default, the non-defaulting Party shall be entitled to terminate this Agreement. The defaulting Party shall pay to the non-defaulting Party a penalty of US$ 100,000, together with compensation for the breach as contemplated in Article 11.2.1.

Chapter 12 Force Majeure

12.1         Consultation

In the event of Force Majeure, the Parties shall promptly consult with each other to find a solution to the situation.

12.2         Relief from Obligations

Should the occurrence of a Force Majeure result in any party’s failure to perform its obligations under this Agreement in whole or in part, that party may, unless otherwise stipulated by law, be exempted from performing those obligations to the extent of the effect of the Force Majeure in question.

Framework Agreement

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12.3         Suspension of Performance

Subject to this Chapter 11, the Party affected by Force Majeure may suspend the performance of its obligations under this Agreement to the extent and for the duration thereof until the effect of the Force Majeure no longer operates.  However, that Party shall exert its best efforts to remove any impediments resulting from the Force Majeure and to minimize to the greatest possible extent any damages incurred.  With the agreement of the Parties, the term of this Agreement shall be extended by the period of such suspension without penalty to either Party.

12.4         Written Evidence

The Party claiming Force Majeure shall, as soon as possible after the occurrence of the Force Majeure, inform the other Party of the situation and specify the reason for its failure to perform this Agreement, so as to minimize the damages inflicted upon that Party, and shall provide the other Party with written evidence, certified by the relevant government authority, of the occurrence of the Force Majeure.

12.5         Non-Exemption

A Party shall not be exempted from any of its liability under this Agreement where Force Majeure occurs following the delay by that Party to perform such obligations.

Chapter 13 Confidentiality

13.1         Non-Disclosure

From the date hereof until 5 years hereafter, neither Party shall disclose or communicate to any person, other than to their respective employees and the employees of their respective Affiliates for the sole purpose of implementing the agreements contemplated hereunder or as instructed by the other parties, any Trade Secret which may be within or may come into its knowledge.

13.2         Breach of Obligations

The Parties shall take all necessary measures (including the signing of confidentiality agreements) to ensure that their respective directors, employees, agents, contractors, suppliers and advisors also comply with the confidentiality obligations set forth in this chapter, and shall arrange for the summary dismissal of any such person who breaches these obligations.

Framework Agreement

[Reference Translation]

13.3         Exceptions

The disclosure of a Trade Secret by either Party shall not be deemed to be in breach of this Chapter if any of the following circumstances apply:

13.3.1	the information is in the public domain at the time of disclosure;

13.3.2	the information is disclosed pursuant to the prior written agreement of the Parties;

13.3.3	the information is required by any government authority or law to which a Party, or its affiliate is subject; or

13.3.4	the information is provided to any director, employee, agent, contractor, supplier or advisor of an Affiliate in the ordinary course of business pursuant to the prior written agreement of the Parties.

Chapter 14 Miscellaneous

14.1	Copies

14.1.1	This Agreement shall be executed in 2 sets of original, in the Chinese languages, with 1 set of original for each party.

14.1.2
This Agreement may be executed in 1 or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument.

14.2	Notice

All notices and communications  between the parties shall be made in writing and in the English and Chinese languages by facsimile transmission, delivery in person (including courier service) or registered airmail letter to the appropriate correspondence addresses set forth below:

Framework Agreement

[Reference Translation]

If to Party A: Kunming Television Station

Address:	No. 198, Danxia Road, Kunming City, Yunnan Province
Telephone:	(0871) 5392918
Fax:	(0871) 5392188
Attention:	Lv Yongping

If to Party B: Advertising Networks Limited

Address:	Suite A-16E, Oriental Kenzo, No. 48, Dongzhimenwai Avenue, Dongcheng District, Beijing
Telephone:	(86)-010-84549851
Fax:	(86)-010-84477246
Attention:	Mr. Li Shuangqing

The time of receipt of the notice or communication shall be deemed to be:

14.2.1
if by facsimile transmission, at the time displayed in the corresponding transmission record, unless such facsimile is sent after 5:00 p.m. or on a non-business day in the place where it is received, in which case the date of receipt shall be deemed to be the following working day;

14.2.2	if in person (including courier service), on the date that the receiving party signs for the document; or

14.2.3	if by registered mail (including express mail), 7 days after the issuance of a receipt by the post office.

14.3	Governing Law

The formation of this Agreement, its validity, interpretation, execution and settlement of disputes hereunder will be governed by PRC Law.

14.4	Dispute Resolution

14.4.1	If any dispute arises out of or in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

14.4.2
If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, either Party may submit the dispute to China International Economic Trade Arbitration Commission for arbitration. The award shall be final and binding to the Parties.

Framework Agreement

[Reference Translation]

14.4.3	For the period during which any dispute has been submitted to arbitration, the Parties shall continue to perform their obligations under this Agreement.

14.5        Waiver

No failure or delay on the part of either party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of such right or acquiescence in any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise or waiver of any such right preclude other or further exercise thereof or of any other right, except as otherwise stipulated by law or covenanted by the parties concerned.

14.6         Entire Agreement

This Agreement, along with the Transaction Documents, constitutes the entire agreement between the parties with respect to its subject matter.

14.7         Amendment

No amendment or other modification of this Agreement shall be effective unless the same shall be in writing and signed by an authorized representative of each party hereto, and then such amendment or other modification shall be an integral part of, and have the same effectiveness as, this Agreement.

14.8         Assignment

No party may assign any of its rights and/or obligations under this Agreement without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of, the successors, heirs, personal representatives, executors and permitted assigns of the parties.

14.9         Severability

Where any provision of this Agreement is subject to dispute or is determined by a competent court, arbitral body or government organization to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect.

Framework Agreement

[Reference Translation]

14.10       Cost and Expense

Except as otherwise expressly set forth herein or in any related documents, all fees, costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the Transaction Documents shall be paid by the Party or Parties incurring such fees, costs or expenses.

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Framework Agreement

[Reference Translation]

IN WITNESS WHEREOF, the Parties hereto have duly executed and affixed their company’s seal on this signature page and the perforation of this Agreement on the date first above written.

Kunming Television Station

By:
Name:
Title:

Advertising Networks Limited.

By:
Name: Clive Ng
Title: Chairman

Advertising Networks Limited.

By:
Name: Li Shuangqing
Title: CEO

Framework Agreement

[Reference Translation]

Schedule A

List of Assets

List of Contributed Assets

List of Transferred Assets

Framework Agreement

[Reference Translation]

Schedule B

List of Party A’s Key Staff

Framework Agreement

[Reference Translation]

Schedule C

List of Governmental Authorizations

Framework Agreement